Sergio	Via M. Buonarroti 38 - 20145 Milano
Bonelli	Tel. 02/48195681
Editore	Fax. 02/48195682
S.p.A.

Milan, July 2, 1997

To whom it may concern:

The undersigned hereby confirms that Sergio Bonelli Editore is the publisher and sole copyright owner of the comic strip* series "Dylan Dog" created by Tiziano Sclavi.

We also confirm that Mr. Ervin Rustemagic and his Dutch corporation SAF B.V. control all the motion picture, television, animation, multimedia, merchandising and all other allied and ancillary rights in any and all media (now known or hereafter devised) in and to the above series and their characters and other content worldwide, and have the exclusive authorization to license and sublicense these rights to third parties.

SERGIO BONELLI EDITORE S.p.A.

By:	/s/ Giulio Terzaghi
Giulio Terzaghi
Managing Director

As of July 2, 1997

PLATINUM STUDIOS, LIZ	SAF B.V
9744 Wilshire Blvd.	Kommendijk 4, 7004 HH
Suite 400	Doednchezn
Beverly Hills, CA 90212	Attn: Mr. Ervin Rustemagic
Atm; Mr, Ervin Rusts:magic
Attention: Mr. Scott Mitchell Rosenberg

Re: "Dylan Dog"

Gentlemen;

The undersigned has read and understands the agreement attached hereto ('Agreement"), entered into between SAF B.V. ("SAF") and Platinum Studios, LLC ("Platinum") with respect to the above-referenced comic book series ('Property"), and, as a material inducement to Plattinum. to enter into said Agreement, hereby (1) confirms that the undersigned has granted to SAT all rights granted by SAF to Platinum in the Agreement, (ii) joins in the grant of rights to Platinum as provided for therein (to the extent any such rights are still owned or controlled by the undersigned), and (iii) makes the same representations, warranties, indemnification, wavers and covenants to Platinum as are contained in paragraphs 11, 12 and 13 thereof. In fartherance of the foregoing, the undersigned shall execute a short-form assignment in favor of SAP substantially in the form of Exhibit "A" attached hereto.

The undersigned further agrees to look solely to SAF for the payment of any consideration or compensation that may be due to the undersigned in connection with the Agreement and all rights granted by the undersigned in or to the Property, SAF and the undersigned hereby agree that such compensation is an amount equal to ninety-nine percent (99%) of the compensation payable to SAF under the Agreement.

Very truly yours,

SERGIO BONELLI EDITORE S.P.A.

By:	/s/ Sergio Bonelli Editore S.P.A.
Sergio Bonelli Editore S.P.A.

ACKNOWLEDGED AND AGREED;

PLATINUM STUDIOS, LLC

By: __________________________
Its: __________________________

SAF B.V.
By: __________________________
Its: __________________________

EXHIBIT "A"
ASSIGNMENT

For good and valuable consideration, the receipt and adequacy of of which is hereby acknowledged, the undersigned hereby sells, grants, assigns, and transfers to SAF B.V. ("SAF"), and its successors, licensees and assigns, all of the undersigned's right, title and interest in and to the= certain published comic book scrims "Dylan Deg" created by Tiziano Sclavi (the "Property") (excluding only comic book print publication rights thereto in any format (including but not limited to, comic books, graphic novels, serialization in strip form such as in newspapers, magazines, almanacs and theg, without limitation, all contents copyrights. moral rights, and all motion picture, television, audio-visual device, dramatic stage and other live performance, merchandising, sound recording and allied, ancillary and subsidiary rights therein, whether now icaown or hereinafter devised, throughout the universe in perpetuity.

Not withstanding the foregoing, the undersigned retains all copyright, trademarks and goodwill with respect in and to the reserved rights set forth above.

This assignment is effective as of July 2, 1997.

SERGIO BONELLI EDITORE S.P.A.

By:	/s/ Sergio Bonelli Editore S.P.A.
Sergio Bonelli Editore S.P.A.

etc. In addition, should any court of competent jurisdiction determine that the duration of any rights granted hereunder exceeds that which is permissible under applicable law, such duration shall be limited, but only to the extent necessary to he consistent with the longest period permissible under applicable law.

Author represents and warrants that all literary, dramatic, musical and other material and all ideas, designs and inventions of Author in connection with the Project are or will be original with Author or in the public domain throughout the world, and shall not infringe upon or violate any copyright of, or, to infringe upon or violate the right of privacy or any other  right of, any person; that Author is free to grant all rights granted and make all agreements made by Author herein. Author agrees to hold SBE and its successors, licensees and assigns harmless from and against all damages, losses, costs, and expenses (inclvidingreasonable attorneys' fees and costs) which SBE or any of its successors, licensees or assigns may suffer or incur by reason of the breach of any of the warranties made in this paragraph.

Author hereby covenants and agrees that Author shall not have or be deemed to have any lien, barge or other encumbrance upon any of said rights conveyed to SBE herein or proceeds derived therefrom, and that no act of or omission by SBE, nor any other act, omission or event of any kind, shall terminate or otherwise adversely affect SBE's ownership of the rights conveyed herein. Author's sole remedy for any such breach or alleged breach shall be an action at law to recover such damages as may have been actually suffered by Author as a result thereof.

Executed as of  July 2, 1997.

Aurthor:

By:	/s/ Tiziano Sclavi
Tiziano Sclavi

ACKNOWLEDGED AND AGREED:

SERGIO BONELLI EDITORE S.P.A.

By:	/s/ Sergio Bonelli Editore S.P.A.
Sergio Bonelli Editore S.P.A.

ASSIGNMENT OF RIGHTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tiziano Sclavi ("Author") hereby assigns to Sergio Bonelli Editore S.p.A. ("SHE") all right, title and interest in and to the comic strip series entitled "Dylan Dog" (including without limitation all contents thereof, all present adaptations and versions thereof, and the themes, title and characters thereof) (collectively the "Project"). The rights assigned hereunder include, but shall not be limited to, the print publication, motion picture, television (including without limitation free, basic and pay), animation, multimedia, merchandising and all other allied and ancillary rights (including without limitation sequel and remake rights). SHE is and shall be deemed the exclusive owner of all of the foregoing, in perpetuity, for all purposes and the exclusive owner throughout the world of all of the rights camprised in the copyright thereof (and all extensions thereof), and of any and all other rights thereto, and that SBE shall have the right to exploit any or all of the foregoing in any and all media, now known or hereafter devised, throughout the universe, in perpetuity, in all languages as SBE determines. Author will, upon request, execute, acknowledge and deliver to SHE such additional documents as SBE may deem necessary to evidence and effectuate SBE's rights hereunder, and hereby grants to SBE the right as attorney-in-fact to execute, acknowledge, deliver and record any and all such documents if Author shall fail to execute same within five (5) days after so requested by SBE.

Author hereby waives the benefits of any provisiOn of law known as "droit moral", or any similar laws, and agrees not to institute, support, maintain or authorize any action or lawsuit on the ground that any motion pictures or sound records, or other productions or items produced. hereunder in any way constitute an infringement of any of Author's "droit moral" or a defamation ,or mutilation of any part thereof, or contain unauthorized variations, alterations, modifications, changes or translations. In addition, Author hereby waives the exercise of Author's "droit moral" insofar as the items produced under or pursuant to this Assignment do not harm Author's honor and reputation. Author shall not have any right, title or interest whatsoever in or to any plot, story, 61R-racter, music, lyrics, dialogue, screenplay or other material of any kind created by or for SBE(or any assignee of the SBE). Without the limiting the generality of the foregoing, and without the following constituting (or otherwise to be considered as) an exhaustive list, Author hereby acknowledges and agrees that any additions, subtractions or modifications in the situations, story lines, dialogue, characters and/or "look and feel" of the Project do not constitute an illegitimate breach of Author's honor and reputation. The foregoing shall also apply to the use of any technical or commercial process and means which are or will be considered as usual or customary at any time during the production and exploitationof the items produced (SBE and/or any assignee of SBE), including, without limitation, advertising cuts, insertion of commercials and/or of third  parties' logos or credits, co orzation or de-colorization, "panning and scanning,"

As of July 2, 1997

SAF B.V.
Kommendijk 4, 7004 HH
Doetinchem, Holland
Attn: Mr. Ervin Rustemagic

Re: "DYLAN DOG"

Ladies and Gentlemen:

This will confirm the agreement between SAF B.V. ("you") and PLATINUM STUDIOS, LLC (the "undersigned") with respect to the undersigned's purchase and acquisition of the "Rights" (as defined in paragraph 6 below) owned by you in and to that certain published comic book series entitled "DYLAN DOG" (the "Property"), created by Tiziano Sclavi (the "Author") and published by Sergio Bonelli Editore S.p.A. ("Publisher"). The undersigned intends, without limitation, to develop and produce one or more motion picture and/or television projects (individually and collectively, the "Picture") based on or suggested by the Property.

1.              Conditions Precedent. All of the undersigned's obligations hereunder shall be subject to and conditioned upon the undersigned's (i) approval of the chain of title with respect to the Property, including, without limitation, obtaining satisfactory results to copyright searches, and (ii) receipt of a fully executed original of this Agreement and of Exhibit "A" attached hereto.

2.               Intentionally Deleted.

3.               Intentionally Deleted.

4.              Intentionally Deleted.

5. Contingent Compensation. Subject to the other provisions hereof, and on condition that you fully perform all of your respective obligations hereunder and are not otherwise in breach of or default hereof, and further provided that the undersigned produces the Picture, and the Picture is based on the Property, you shall also be entitled to receive contingent compensation in an amount equal to twenty-five percent (25%) of "Producer's Adjusted Gross Revenues" (as defined, accounted for and paid in accordance with Exhibit "C" attached hereto and incorporated herein by this reference), if any, derived from the distribution and exploitation of the Picture (including sequels, remakes, television series and other productions based thereon). Nothing herein shall be construed as vesting in you any right, title or interest whatsoever in any Picture or production, or the gross receipts thereof, or any lien or charge thereon or assignment thereof.

        6. Rights Granted. In consideration of the undersigned's efforts to develop the Picture, your entitlement to participation in Producer's Adjusted Gross Receipts as set forth above, and other g9od and valuable consideration, the receipt of which is hereby acknowledged by you, you hereby irrevocably grant and assign to the undersigned, solely and exclusively throughout the world in perpetuity, all right, title and interest in and to the Property (except the "Reserved Rights" as defined in paragraph 7 below), including, without limitation, all copyrights, moral rights, and all motion picture, television, audio-visual device, dramatic stage and other live performance, merchandising (including, without limitation, all interactive and game rights), sound recording and allied, ancillary and subsidiary rights in any and all media now known or hereafter devised (including the right to create certain printed publications), necessary to make, produce, copyright, distribute and exploit in any and all media (whether now known or hereinafter devised) throughout the universe in perpetuity one or more motion pictures (theatrical, television or otherwise) and other productions and products based on or suggested by the Property. All of the rights granted to the undersigned under this Agreement are individually and collectively referred to herein as the "Rights" . Without limiting the generality of the foregoing, the Rights shall include and the undersigned shall own irrevocably, solely, exclusively and in perpetuity throughout the universe, by any and all manner and means now known or hereafter devised, the following:

a.  The right to produce an unlimited number of motion pictures based upon or adapted from all or any part of the Property, including, without limitation, musical, dramatic, animated or live-action motion pictures, as well as remakes, prequels and sequels thereof and thereto, all of which motion pictures may be fixed on film, tape, disc, wire, audiovisual cartridge, cassette and/or on or by any other technical process now known or hereafter devised in any and all sizes, gauges, colors and types. For the avoidance of doubt, the term "Property" as used herein and for all purposes hereof, shall mean all characters, story lines, concepts, artwork, "look and feel," and all other intellectual property rights and their exploitation whatsoever associated with the comic book series which are (or become) the subject of this Agreement and the contents thereof, including, without limitation, any author written sequels and remakes, any so-called "spin-offs" (whether generic, "planted" or otherwise, and including, without limitation, any evolutions of any characters which currently appear in such comic book series and any new characters hereafter appearing in said comic book series, any continuity to any aspect of said comic book series, their respective characters, universes, plots, and/or story lines, any other comic book series, characters or properties which are launched, introduced, marketed and/or promoted with reference to the existing comic book series, their respective characters and/or the contents thereof (or with reference to any spin-offs therefrom, or sequels and remakes thereof), and any other characters, story lines, concepts or intellectual property rights and their exploitation which can reasonably be construed as being based on, derived or copied from the existing comic book series (or any spin-offs therefrom, or sequels and remakes thereof).

b.  The right to produce sound recordings of all or any part of the Picture, specifically including the exclusive motion picture synchronization rights in the music commissioned or acquired by the undersigned for the Pictures and each and every part thereof, and the exclusive right to use all or any part thereof upon the parts of instruments serving to reproduce the same mechanically.

c. The right to adapt, use, dramatize, arrange, change, vary, modify, alter, transpose and make musical or non-musical versions of the Property and any parts thereof (including, without limitation, live radio, live television and live stage productions thereof); to add to, interpolate in and subtract or omit from the Property, characters, language, plot, theme, scenes, incidents, situations, action, titles, dialogue, designs, songs, music and lyrics; to translate any of the foregoing into all languages; to include in motion pictures, sound recordings and other items provided for in this Agreement such language, speech, songs, music, lyrics, dancing, choreography, sound, sound effects, action, situations, scenes, plot, dialogue, incidents and characters, characterizations and other material (whether or not based upon or taken from the Property) as the undersigned, in its uncontrolled discretion, may deem advisable, it being the intention hereof that the undersigned shall have the exclusive, absolute and unlimited right to use the Property, and each and every part thereof, for motion picture and all other purposes granted hereunder in any manner it may, in its uncontrolled discretion, deem advisable with the same force and effect as though the undersigned were the sole author of the Property, specifically including, without limitation, the right to produce motion pictures and other productions as sequels, series, serials, or otherwise, whether or not the events portrayed or the story, plot, outline or general nature of such motion pictures (and/or other productions) are the same as, or similar to, those contained in the Property, all without in any way being accountable or liable to you or Author for any use which the undersigned may make thereof. You hereby waive (subject to paragraph 23.d below) the benefits of any provision of law known as "droit moral", or any similar laws, and agree not to institute, support, maintain or authorize any law or lawsuit on the ground that any motion pictures or sound records, or other productions or items produced hereunder in any way constitute an infringement of any of your "droit moral" or a defamation or mutilation of any part thereof, or contain unauthorized variations, alterations, modifications, changes or translations. In any case, you hereby waive the exercise of your "droit moral" insofar as the items produced under or pursuant to this Agreement do not harm your honor and reputation. You shall not have any right, title or interest whatsoever in or to any plot, story, character, music, lyrics, dialogue, screenplay or other material of any kind created by or for the undersigned (or any assignee of the undersigned) in the exercise of its rights hereunder, or in or to any motion picture or other production produced hereunder, or any remake and/or sequel to the Property or the Picture created by or for the undersigned (or any assignee of the undersigned).

d.  The right to broadcast all or any part of the Property and all or any part of any motion picture or sound record produced hereunder by radio and television, or otherwise, whether by living actors, electrical transcription, film, tape or otherwise, in any language.

e.  The right, for the purpose of advertising and exploiting purposes, to produce and publish as serials or otherwise (with or without illustrations by photographs, drawings or cartoons) stories, synopses, excerpts, summaries and/or resumes, not to exceed 7,500 words in length, of and from the Property or any motion pictures produced hereunder based principally upon said Property and the right to (and to cause and/or license others to) write, publish and otherwise fully exploit so-called "novelization," "making of" books and other publications (in any form or format, illustrated or otherwise) of any length in respect of all Pictures and productions; it being agreed that any such publications shall include an appropriate credit for Author (such as, by way of example only, "Based on the comic book series "DYLAN DOG" created by Tiziano Sclavi.

                f.  The right to write and prepare screenplays, teleplays, librettos, treatments, outlines, bibles, storyboards and all other plans, specifications and designs for motion pictures, sound records and other productions produced hereunder, and to cause musical compositions, including both words and music, utilizing or based upon or adapted from all or any part of the Property, or any title or titles thereof to be written and composed, and to include such musical compositions in motion pictures, sound records and other productions produced hereunder.

g.  The right to manufacture, sell, furnish, publish, supply and distribute products, by-products, services, facilities, merchandise and commodities of every nature and description, including, but not limited to, still photographs, drawings, posters, illustrated and/or non-illustrated books, artwork, toys, games (including video, computer and "on-line" games), software, theme park rides and attractions, items of wearing apparel, drawings and posters, sound recordings in any configuration, sheet music and music folios, foods, beverages and similar items, which make reference to or are based upon or adapted from the Property or any part thereof or any motion picture produced hereunder, and the right to make trade deals and commercial tie-ups of all kinds involving the Property or any part thereof.

h.  The right to copyright motion pictures, sound records, musical compositions, screenplays, teleplays, librettos, outlines, bibles, novelizations and all other items provided for in this Agreement, and secure copyright and/or trademark registration and protection thereof in all countries and territories where such protection is available, in the undersigned's own name, or otherwise, together with the right to manufacture copies thereof, and to distribute, sell, vend, lease, license, exhibit, transmit, broadcast, project, reproduce, publish, use, perform, advertise, publicize, market, exploit, turn to account and derive revenue in any form or manner therefrom, without any territorial restriction whatsoever, by any and all media, methods, systems and processes now or hereafter known, invented, used or contemplated, specifically including television, and the right to import or export such copies into or out of any territory without restriction. It is further expressly understood and agreed that motion pictures, sound records and all other productions and items produced hereunder shall constitute independent derivative works, and the undersigned and its successors, assigns and licensees shall have the perpetual right to exercise the rights granted in this subparagraph h. irrespective of the expiration, termination, transfer, renewal or extension of any copyright owned or controlled by you, or any heirs, executors, widow, widower, children, predecessors, successors or assigns of you.

i.  The right to use the title or titles by which the Property or any part thereof are now known or may hereafter be known as the title or titles of motion pictures or other productions or products (whether or not based upon or adapted from the Property), it being acknowledged that the undersigned shall in no event have any less rights by reason of this Agreement than any member of the public may now or hereafter have, and the right to exploit, distribute and exhibit any motion pictures produced hereunder under any other title or titles that the undersigned may deem proper in its uncontrolled discretion.

                j.  The right to use your name and likeness in connection with the production, distribution and exploitation of any Picture or production; provided, however, that the undersigned will not use or authorize the use of your name and likeness as a direct endorsement of any product or service (other than any Picture or production) without first obtaining your written consent.

k.    Intentionally deleted.

1.     All other rights of every kind and character in and to the Property whatsoever, other than the Reserved Rights. You hereby acknowledge and agree that the exercise of the rights set forth in subparagraphs 6.a-j above is not able, as a matter of principle, to harm your honor or reputation.

  m.    All rights granted the undersigned under this Agreement shall be cumulative, and the undersigned may exercise or refrain from exercising any one or more of said rights separately from, simultaneously, together or in connection with any other rights granted to the undersigned hereby or obtained by the undersigned from other sources, and regardless of whether said rights are granted in the disjunctive or conjunctive.

7.Reserved Rights.

a. Subject to the undersigned's right to exercise limited publication rights to the Property pursuant to paragraph 6.e. above and to the other terms and conditions of this Agreement, you hereby reserve only the comic book print publication rights to the Property in any format (including but not limited to, comic books, graphic novels, serialization in strip form such as in newspapers, magazines, almanacs and the like) and to any future episodes thereof (which future episodes shall in no event be based on any Picture or other production produced by or with the authority of the undersigned pursuant hereto) ("Reserved Rights") without permission.

b.  Intentionally Deleted.
c.  Sicne the characters of the Property are inclueded in the exclusive grand of the Rights to the undersigned hereunder, no rights in any media, other than comic book print publication (as described in subparagraph a. above), in or to such characters may be exercised or granted to any third party by you, and you shall not authorize or permit the apperance of any characters with appear in Property, or of any characters with similar names, personas and/or characteristics as those which appear in the Property, in any other media other than comic book print publication 9as described in subparagraph a. above).

d. Nothing contained in this Agreement shall be construed to be or operate in derogation of, or as prejudicial to, any rights or privileges which the undersigned now or at anytime hereafter may enjoy or be entitled to as a member of the public, whether or not this Agreement was in existence; and, notwithstanding anything by Sergio Bonelli Editore. in association with PLATINUM STUDIOS, LLC (or a division thereof as designated by the undersigned)). Such credit shall in all events be subject to any applicable guild restrictions, as determined in the undersigned's sole discretion. Except as otherwise expressly provided herein, all matters relating to credit, including but not limited to position and size and style of type, shall be determined by the undersigned in the undersigned's sole discretion. No casual or inadvertent failure by the undersigned, or any failure by any third party, to comply with the provisions of this paragraph shall constitute a breach of this Agreement.

10. Reversion.

a. If the first Picture or any other production based on the Property has not commenced principal photography (or, with respect to other productions, the substantial equivalent of commencement of principal photography, or with respect to a live performance, the first public performance thereof has not taken place) within ten (10) years of the date hereof, then, subject to the other provisions hereof (including, without limitation, subparagraphs b. and c. below), provided that you notify the undersigned in writing of your intent to exercise the Reversion Right provided for below, and provided further, that principal photography of the first Picture (or the substantial equivalent thereof with respect to other productions) does not commence, or the first public performance of a live production does not take place, as applicable, within one (1) year of the undersigned's receipt of such written notice from you, you shall have the exclusive right ("Reversion Right") upon sixty (60) days prior written notice to the undersigned, to submit the Property for consideration by third parties and to acquire from the undersigned all of the undersigned's right, title and interest therein, except for any Additional Material (subject to subparagraph 7.d above), by paying to the undersigned, not later • than the earlier to occur of (i) the sale of such rights to a third party or (ii) the commencement of principal photography of a motion picture based on the Property, an amount equal to all of the direct, out-of-pocket costs and expenses incurred by the undersigned in connection with the acquisition of rights in and to, and the development and the production of, the Property and/or any Picture or production, and any underlying literary material, including, without limitation, all compensation paid for writing services and for directing services, and any fees and costs incurred in connection with the regisiTation(s) of any copyrights, trademarks and/or service marks, together with interest thereon at the prime rate charged by the undersigned's principal bank plus two percent (2%). In addition, if a motion picture (or other production) based on the Property is thereafter produced, you shall cause the undersigned to be paid an amount equal to five percent (5%) of 100% of the net profits of such picture (or other production) and each remake thereof and sequel thereto, defined, accounted for and paid no less favorably than net profits are defined, accounted for and paid for any other net profit participant in the applicable production.

b. Upon your exercise of the Reversion Right as provided above, the undersigned shall, subject to the net profit participation provided for in subparagraph a. above, quitclaim to you all of the undersigned's right, title and interest in and to the Property (except for any Additional Material and the undersigned's rights and entitlements with respect to merchandising agreements entered into prior to your exercise of any such Reversion Right), and otherwise subject to subparagraph c. below, shall warrant only that the undersigned has not theretofore transferred, hypothecated or otherwise disposed of any of its right, title or interest in or to the Property, only upon: (i) payment to the undersigned of all amounts set forth in subparagraph a. above; (II) delivery to the undersigned of executed guild and other customary assumption agreements in form and substance reasonably satisfactory to the undersigned assuming all of the undersigned's obligations in connection with the development, production and distribution of the Property and/or any Picture (or other production) and releasing the undersigned from all such obligations; and (iii) the assumption of all the undersigned's obligations in connection with the Property and any Picture (or other production) by a reasonably financially responsible party pursuant to an assumption agreement in form and substance acceptable to the undersigned (which assumption agreement shall include, without limitation, appropriate provisions for indemnification).

c.  To the extent that the undersigned has exercised any merchandising rights in accordance with this Agreement prior to your exercise of any Reversion Right as provided for above ("Reversion Exercise"), any agreements entered into by the undersigned in connection therewith prior to such Reversion Exercise ("Existing Agreements") shall remain in full force and effect, and any such reversion of rights shall be subject to the terms and conditions of such agreements. Promptly after any such Reversion Exercise, the undersigned shall provide you with copies of all Existing Agreements, together with written notice identifying any parties with which the undersigned was negotiating prior to such Reversion Exercise and summarizing the principal terms of such negotiations ("Deals In Process"). After such Reversion Exercise, you shall have the option of exercising any renewals or extensions to the Existing Agreements (to the extent that Platinum has such rights under the applicable Existing Agreement) as well as negotiating additional renewals and extensions thereto, provided that the terms of subparagraph 15.b below shall continue to apply to the applicable Existing Agreements as so renewed or extended, and provided further, that if you should choose to forego any such renewal or extension ("Expired Agreement"), you shall not enter into any agreement with respect to the merchandising of the Property with the other party to such Expired Agreement for a period of two (2) years from the date of the expiration of such Expired Agreement. With rospect to Deals in Process, you shall have the option of permitting the undersigned to conclude an agreement substantially on the terms previously communicated to you, in which event the terms of subparagraph 15.b shall apply to any such agreements so concluded (as well as to any extensions or renewals thereof), provided that if you opt not to have the undersigned conclude any such Deal in Process, you shall not enter into any agreement with respect to the merchandising of the Property with the intended party (or parties) to such Deal in Process for a period of two (2) years from the date of such Reversion Exercise hereunder.
d.  If the first Picture or any other production based on the Property has commenced principal photography (or, with respect to other productions, the substantial equivalent of commencement of principal photography, or with respect to a live performance, the first public performance thereof has taken place) within ten (10) years of the date hereof, then the reversion rights provided for in this paragraph 10 shall automatically terminate and have no further force or effect.

             10.      Reversion.

                a.  If  the first production based on the Property ahs not commenced principal photography (or, with respect to other productions, the substantial equivalent of commencement of principal photography, or with respect to a live performance, the first public performance thereof has not taken place) within ten (10) years of the date hereof, the, subject to the ther provisions hereof (including, without limitation, subparagraphs b. and c. below), provided that you have the right to enter into this Agreement and to grant all the rights herein granted, free and clear of any liens, claims and encumbrances whatsoever; that you have not granted or assigned or otherwise transferred such rights to any others and that you will not do so subsequent to the date hereof; that the Property is wholly original with Author; that no incident therein or part thereof was taken or copied from or based upon any other source unless in the public domain (including but not limited to any motion picture or any other literary, dramatic, or musical work); that the Property does not and will not infringe any copyright, right of privacy or other right of, or defame or libel, any person or company; that the use of the Property, in any form, adaptation or version will not infringe any such copyright or other rights or defame any person or company; and that there are no claims, litigation or other proceedings pending or threatened which could in any way impair, limit or diminish the rights granted to the undersigned hereunder; all material in the "Annotation" (as defined below) furnished by you and/or Author pursuant to paragraph 19 below (if applicable) shall be true and accurate in all respects. The foregoing warranties do not apply to any material which the undersigned may add to the Property in the development of the Picture. You hereby make the same representations and warranties to the undersigned as are made in your favor by Author in any agreement between you and Author.

           b.  Upon your exercie of the Reversion Right as provided above, the undersigned shall, subject to the net profit participation provided for in subparagraph a. above, quitclaim to you all the under signed's right, title and interest in an to the Property except for Additional Material and the undersigned's rights and entitlements with respect to merchandising agreements entered into prior to your excercise of any such Reversion Right), and otherwise subject to suparagraph c. below, shall warrant only the undersigned has not theretofore transferred, hypothecated or totherwise disposed of any of its right, title or interest in or to the Property, only upon: (i)payment to the undersigned of all amounts set forth in subparagraph a. above; (ii) delivery to the undersigned of exceuted guild and other customary assumption agreements in form and substance reasonably satisfactory to the undersigned assuming all of the undersignd's obligations in connection with the development, production distribution of the Property and/or any Picture (or other production) and releasing the undersigned from all such obligations; and (iii) the assumption of all the undersigned's obgligations in connection with the Property and any Picture (or other production) by a reasonably financially responsible party pursuant to an assumption agreement shall include without limitation, apporpriate provisions for indemnification).

            c. To the extent that the undersigned has exercised any merhandising rights in accordance with this Agreement prior to your exercise of any Reversion Right as provided of above ("Revision Exercise"), any agreements entered into by the undersigned in connection therewith prior to such Reversion Exercise ("Existing Agreement") shall remain in full force force and effect, and any such reversion of rights shall be subject to the terms and coditions of such agreements. Promptly after any such Reversion Exercise, the udersigned shall provide you with copies of all Existing Agreements, together with written notice identifying any parties with which the undersigned wat negotiating prior to such Reversion Exercise and summarizing the principal terms of such negotiations ("Deals In Process"). After such Reversion Exercise, you shall have the option of exercising any renewals or extensions to the Existing Agreements (to the extent that Platinum has such rights under the applicable Existing Agreement) as well as negotiating additional renewals and extentions thereto, provided that the terms of subparagraph 15.b below shall continue to apply to the applicable choose to forego any such renewal or extension ('Expired Agreement"), you shall not enter into any agreement with respect to the merchandising of the Property with the other expiration of such Expried Agreement. With respect to Deals in Process, you shall have the option of permitting the undersigned to conclude an agreement substantially on the terms previosly communicated to you, in which event the terms of subparagraph 15.b shall aplly to any such agreements so concluded (as well as to any extentisons or renewals thereof), provided that if you opt no to have the undersigned conclude any such Deal in Process, you shall not enter into any agreement with repect to the merchandising of the Property with the intended party (or parties) to such Deal in Process for a period of two (2) years from the date of such Reversion Exercise hereunder.

            d. If ther first Picture or any other production based on the Property has commenced principal photography (or, with respect to other productions, the substantial equivalent to commencement of principal photography, or witht he respect to live performance, the first public performance thereof has taken place) within ten (10) years of the date hereof, then the reversion rights provided for in this paragraph 10 shall automatically terminate and have no further force or effect.

12.               Indemnity. You hereby agree to indemnify the undersigned, and its successors, assigns, and licensees, and hold all such persons or companies harmless from and against any and all liability, losses, damages, costs, expenses (including but not limited to reasonable attorneys' fees), judgments and penalties arising out of, resulting from, based upon or incurred because of breach or alleged breach of any representation, warranty or agreement made by you hereunder.

          13.              Waiver of Injunctive Relief. You hereby agree that the sole remedy in the event of any default by the undersigned hereunder, including the failure by the undersigned to pay you any consideration payable to you pursuant hereto, or to accord you credit (to the extent that the undersigned is obligated to accord such credit) pursuant hereto, shall be an action against the undersigned for such consideration or for damages, if any. Specifically, you agree, for the benefit of the undersigned and any third-party involved in the production, exhibition, distribution or exploitation of the Picture, that you shall have no right to enjoin the production, exhibition, distribution or exploitation of the Picture or to terminate or rescind any rights in the Property granted to the undersigned hereunder. If any copyright (or similar) report obtained by the undersigned hereafter indicates that you have heretofore entered into agreements in conflict herewith or have granted to any others any of the rights granted hereunder, the undersigned shall have the right to terminate this Agreement by written notice to you; and immediately upon receipt of such notice, you shall remit to the undersigned an amount equal to the sum of all consideration theretofore paid to you by the undersigned hereunder. At all times, the undersigned shall have all rights and remedies which it has at law, in equity, pursuant hereto or otherwise.

          14.     Assignment. The undersigned may assign this Agreement, and/or any of the undersigned's rights hereunder, to any person, firm or corporation. If such person, firm or corporation is (i) a major or mini-major (as such terms are customarily understood in the motion picture industry), (ii) a television network, (iii) or a financially responsible party, and such person, firm or corporation assumes and agrees in writing to keep and perform the undersigned's obligations hereunder (or any of them), the undersigned shall be released and discharged from the obligations so assumed. This Agreement shall be binding upon and shall inure to the benefit of the undersigned and its successors, representatives and assigns.

          15.    Development/Merchandising Activities.

a.  The undersigned shall have the right to prepare for the production of a motion picture or other production based on or suggested by the Property. You agree that the undersigned shall have the right to revise, change, adapt, modify, interpolate in, transpose, add material to and/or remove material from (herein collectively "revise") the Property as the undersigned shall in its sole discretion deem appropriate. You hereby acknowledge that the exercise of the foregoing rights is not able, as a matter of principle, to harm your honor or reputation.

b.  Notwithstanding anything to the contrary contained in this Agreement or the exhibits hereto, the undersigned shall have the right to merchandise the Property itself and any elements thereof (in addition to any Picture or other production based thereon) on the following terms and conditions:

                    (1)    the undersigned shall not have the right to include comic books (as described in 7a. above) in the items of merchandise to be exploited.

                    (2)            Intentionally Deleted.

                    (3)  subject to subparagraph (4) below, with respect to any merchandising agreements for the Property (or any element thereof) concluded prior to the commencement of principal photography of the first Picture (or of any other production) pursuant hereto, if a third party exploits such merchandising rights, the undersigned shall be paid a supervisory fee in amount equal to ten percent (10%) of the gross receipts derived "at-source" by such third party from such exploitation, or, if the undersigned exploits such merchandising rights (e.g., merchandising rights have not been assigned or granted to a Major or other financier/distributor in connection with a Picture or production), the undersigned shall be paid a fee in an amount equal to thirty-five percent (35%) of the gross revenues received by the undersigned from the exploitation of such merchandising rights; in either case, after the following deductions in the following order "off-the-top" from the non-refundable, non-returnable revenues received and retained by the undersigned from the exploitation of such merchandising rights: (i) the applicable fee as set forth above, (ii) any applicable third party participations and/or agency or consulting fees where the undersigned exploits the merchandising rights, and (iii) any "out-of-pocket" costs and expenses incurred by the undersigned in connection with such merchandising activities, the balance shall be divided equally between you and the undersigned;

                                  (4)              after the commencement of principal photography of any Picture (or of any other production), any and all non-refundable, non-returnable revenues received and retained by the undersigned from merchandising agreements for the Property (or any element thereof) entered into by the undersigned pursuant hereto, whether concluded prior to or after any such commencement, shall be accounted for and paid as provided in Exhibit "C", retroactive to the first dollar of such revenues (i.e., after such commencement, if monies were paid to you under subparagraph (3) above, but would not have been payable as and when accounted for in accordance with Exhibit "C", the undersigned may offset such amounts} previously paid to you against other monies payable to you hereunder).

16.        Further Documents/Actions.

a.  You shall, concurrently with the execution of this Agreement, execute, acknowledge and deliver to the undersigned the short form Assignment in the form attached hereto as Exhibit "A." You further agree that the undersigned may record the executed short form Assignment with the United States Copyright Office and with the copyright office or comparable registry of any country.

b.  In addition, you shall duly execute, acknowledge and deliver to the undersigned, or cause to be executed, acknowledged and delivered to the undersigned, in form reasonably approved by the undersigned, any and all further assignments or instruments consistent with this Agreement which the undersigned may deem necessary, expedient or proper to carry out and effectuate the purposes and intent of this Agreement, including but not limited to, and in the event of the renewal or extension of the copyright in or to the Property, such assignments or other instruments as may be required by the undersigned to effectively vest in the undersigned, throughout the full period of such renewal or extension of copyright, all of the rights, licenses, privileges and property herein granted to the undersigned. In no way limiting the generality of the foregoing, you shall take all steps reasonably necessary and proper to protect and preserve the copyright of the Property, including but not limited to, timely renewing the copyright registration thereof (and if the Property has not been registered for copyright in the U.S. Copyright Office, you shall (at your expense) immediately do all acts and things necessary to effect such registration of the Property in your and Author's name, as applicable). You hereby agree (at your expense) to cause any future publication of the Property, or any part thereof, in whatever form, version, adaptation or translation in any part of the world to include a proper copyright notice and in such manner as shall afford to the Property copyright protection in the United States and all countries of the world where copyright or similar protection is available. If you shall fail to execute or deliver to the undersigned any further assignments or instruments under the provisions hereof within seven (7) days after being requested to do so by the undersigned, then to the extent that the undersigned shall be legally entitled to execute, acknowledge and deliver such assignment or instruments, you hereby appoint the undersigned your irrevocable attorneyin-fact, with the right, but not the obligation, to do any and all acts and things necessary to execute, acknowledge and deliver any and all such further assignments and other instruments consistent with this Agreement, in your name and on your behalf, which appointment shall be deemed to be a power coupled with an interest and shall be irrevocable.

c.You shall do all such acts and things as shall be necessary to prevent the Property, and any part thereof and any future versions thereof, from falling into the public domain in any country or territory of the world.

              17.                  Infringement Actions. Also included in the rights hereby granted to the undersigned by you are all actions and causes of action for the infringement by any other person or company of any rights in the Property hereby granted to the undersigned, and in this connection you hereby appoint the undersigned your attorney-in-fact irrevocably, but for the sole benefit of the undersigned, to initiate and prosecute such proceedings as the undersigned may deem expedient to protect its rights herein granted and to effect its recovery of damages and penalties for any such infringement. The undersigned may sue in its own name or may use your name or at its sole option may join you as party plaintiff or defendant in any suit or proceeding brought for such purposes. You shall cooperate with the undersigned in connection with any suit or action threatened or instituted by or against the undersigned relating to any rights granted or to be granted to the undersigned hereunder, or to the exercise thereof by the undersigned, to the full extent of your ability.

18.                  Rental, Lending and Home Taping Rights.

a.  Without limiting the foregoing, you hereby irrevocably assign, license and grant to the undersigned, throughout the universe in perpetuity any and all of your (and, to the extent the Author's rights have been assigned to you, the Author's) rights to authorize, prohibit and/or control the renting, lending, fixation, reproduction and/or other exploitation of the Picture by any media and means now known or hereafter devised as may be conferred upon you under applicable laws, regulations or directives, including without limitation, any so-called rental and lending rights pursuant to any European Economic Community ("EEC") directives and/or enabling or implementing legislation, laws or regulations enacted by the member nations of the EEC as well as any so-called home taping rights (all of the foregoing rights are herein collectively referred to as the "Rental, Lending and Home Taping Rights").

b.  You hereby acknowledge and agree that the following sums are in consideration of, and constitute adequate and equitable remuneration for the Rental, Lending and Home Taping Rights and constitute a complete buy-out of all Rental, Lending and Home Taping Rights in perpetuity: (i) an agreed allocation to the Rental, Lending and Home Taping rights of 3.8% of the compensation provided for under this Agreement; (ii) any sums payable to you with respect to the rental and lending right under any applicable collective bargaining agreement or other industry-wide agreement; and (iii) any residuals payable to you under any such collective bargaining or other industry-wide agreement with respect to home video exploitation in the territories or jurisdictions where the Rental, Lending and Home Taping Rights are recognized. To the extent that the Author has not been fully compensated for the Author's Rental, Lending and Home Taping Rights, the undersigned shall be entitled to withhold and deduct from any compensation payable to you hereunder any such amounts which the undersigned is obligated to pay to Author in connection therewith. In connection with the foregoing, you hereby irrevocably grant to the undersigned throughout the universe in perpetuity, to the extent not inconsistent with any applicable collective bargaining agreement or other industry-wide agreement, the right to collect and retain for the undersigned's (or its designee's) own account the amounts payable to you (or to Author to the extent Author has assigned same to you) in respect of such Rental, Lending and Home Taping Rights and hereby irrevocably direct any collecting societies or other persons or entities receiving such amounts to pay such amounts to the undersigned. You shall also fully cooperate with the undersigned in connection with the collection and payment to the undersigned of such amounts.

        19.                Annotation Guide. To the extent any material (including, without limitation, characters and characterizations) contained in the Property is based in whole or in part on any actual individual, whether living or dead, or any "real life" incident, you shall, and shall cause Author to, prepare and deliver to the undersigned, not later than the date reasonably designated by the undersigned, a complete, true and accurate written annotation of such material, in accordance with the guidelines provided in the Annotation Guide attached hereto as Exhibit "B" (an "Annotation"). You shall also accurately provide such other information as may be reasonably required by the undersigned for the purpose of permitting the undersigned to evaluate the risks involved in the utilization and exploitation of the Rights.

            20.                  Publicity/Non-Disclosure.

a.  Neither you nor the undersigned will disclose any material provision of this Agreement to any third party unless reasonably necessary to do so.

b.  You shall not issue publicity for the Picture at any time without the undersigned's prior consent, except that you may issue publicity which relates primarily to the comic book series "DYLAN DOG" and only incidentally to the Picture or the aforementioned's connection thereto, provided that any publicity issued by you shall not derogate, disparage or defame the Picture or any person, firm or corporation (including, without limitation, the undersigned, and its officers, employees, parent companies, affiliates and subsidiaries) associated with the Picture. You shall not disclose to any third party (except on a confidential basis to your business representatives) any proprietary information relating to the Picture or the undersigned (or its parent companies, subsidiaries and affiliates) (including, without limitation, the budget of the Picture, the contents of any contingent compensation statement or the terms of any agreements pertaining to the Picture), without the undersigned's prior written consent.

21.                Payment. All monies money due and payable to you under this

Agreement shall be paid to the address first set forth above.

            22.                  Governing Law; Forum. THIS AGREEMENT SHALL BESUBJECT TO AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED WHOLLY THEREIN. YOU HEREBY AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENT OR OTHER INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR PURSUANT HERETO, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST YOU OR ANY OF YOUR PROPERTIES MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA, OR IN THE FEDERAL COURTS OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AS THE UNDERSIGNED MAY ELECT, PROVIDED ALWAYS THAT SUIT ALSO MAY BE BROUGHT IN THE COURTS OF ANY COUNTRY OR PLACE WHERE YOU OR ANY OF YOUR ASSETS MAY BE FOUND, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, YOU IRREVOCABLY WAIVE ANY OBJECTION WHICH YOU MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUIT, ACTION OR PROCEEDING, ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER AGREEMENT, DOCUMENT OR OTHER INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR PURSUANT HERETO, BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE FEDERAL COURTS OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF ALL WRITS, PROCESSES AND SUMMONSES IN ANY ACTION, SUIT OR PROCEEDING INSTITUTED BY THE UNDERSIGNED IN ANY OF THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA MAY BE MADE UPON YOU BY ANY MEANS PERMITTED BY LAW, AND TO THE EXTENT PERMITTED BY LAW BY THE MAILING OF COPIRS OF THE SAME TO YOU, ENCLOSED IN REGISTERED OR CER:111-1ED MAIL COVER, AT THE ADDRESS DESIGNATED FOR YOU HEREINABOVE.

23.         Miscellaneous.

a. Any and all notices desired or required to be given hereunder shall be in writing and sent by registered or certified mail, postage fully prepaid, to the respective party at the following addresses (or such other address as such party may designate in writing):

To you:

SAF B.V.
Kommendijk 4, 7004 HH
Doetinchem, Holland
Attention: Mr. Ervin Rustemagic

To the undersigned:

PLATINUM STUDIOS, LLC
9744 Wilshire Boulevard, Suite 400
Beverly Hills, California 90212
Attention: Mr. Scott Mitchell Rosenberg

  with a courtesy copy to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Attention: Stephen L. Saltzman, Esq.

No breach of this Agreement by the undersigned shall be deemed to be material unless you shall have first served notice upon the undersigned of such alleged breach and the undersigned shall not have cured or remedied such breach within 30 days after receiving such notice.

b.  In addition to any other rights and remedies of the undersigned (whether at law, in equity or otherwise), the undersigned shall be entitled to injunctive relief to enforce the provisions hereof (including, without limitation, its rights and entitlements under paragraph 10 above), and, in the event that the undersigned must institute any action or proceeding to enforce its rights hereunder, the prevailing party in any such action or proceeding shall be entitled to payment of its attorneys fees and costs incurred in connection with such action or proceeding (including any fees and costs relating to the dispute in question incurred prior to the commencement of such action or proceeding).

c.  This Agreement (and any Exhibits attached hereto) contains the entire agreement between the parties hereto concerning the subject matter of this Agreement and shall supersede any prior or contemporaneous agreements or understandings. This Agreement may not be changed or modified, or any provision hereof waived, except by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification is sought.

d. Nothing herein contained shall be construed as requiring the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any applicable statute, law or ordinance contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements. In particular, should any court of competent jurisdiction determine that any of the provisions of this Agreement are invalid insofar as they provide for an assignment or waiver of your moral rights, you hereby nevertheless agree that such assignment and waiver shall be restricted as and to the extent required by applicable law, but shall and remain effective insofar as the items produced under or pursuant to this Agreement do not harm your honor and reputation. Without limiting the generality of the foregoing, and without the following constituting (or otherwise to be considered as) an exhaustive list, you hereby acknowledge and agree that any additions, subtractions or modifications in the situations, story lines, dialogue, characters and/or "look and feel" of the Property do not constitute an illegitimate breach of your honor and reputation as long as the spirit of the Property is not affected. The foregoing shall also apply to the use of any technical or commercial process and means which are or will be considered as usual or customary at any time during the production

Kindly indicate your agreement to and acceptance of the foregoing by signing in the space provided for your signature hereinbelow.

Very truly yours,

PLATINUM STUDIOS, LLC

Executed as of July 2, 1997	By:	/s/
Name
Title

AGREED TO AND ACCEPTED
as of July 2, 1997;

SAF B. V.

By _______________________
Its________________________

EXHIBIT "A"

ASSIGNMENT

IN CONSIDERATION of the payment of Ten Dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby sells, grants, assigns, and transfers to PLATINUM STUDIOS, LLC (the "Purchaser"), and its successors, licensees and assigns, all of the undersigned's right, title and interest in and to the property ("Property") described below (excluding only the Reserved Rights), including, without limitation, all copyrights, moral rights, and all motion picture, television, audio-visual device, dramatic stage and other live performance, merchandising, sound recording and allied, ancillary and subsidiary rights (including the right to create certain printed publications) therein, whether now known or hereinafter devised (and including, without limitation, the rights set forth on Schedule "A" attached hereto and incorporated herein by this reference), throughout the universe in perpetuity:

PUBLISHED COMIC BOOK SERIES: "DYLAN DOG"

CREATED BY: TIZIANO SCLAVI

including all contents of said Property. This agreement is subject to all terms, conditions and provisions contained in that certain agreement ("Agreement") dated as of July 2, 1997 entered into between Purchaser and the undersigned. Any capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

This assignment is effective as of July 2, 1997.

SAF B.V.

By:	/s/
Name
Title

STATE OF	)
) SS
COUNTY OF	)

On _________________,_____________, before me , the undersigned, a Notary Public in and for said  County and State, personally appeared __________________, known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged that (s)he executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

By:	/s/
Notary Public in and for said County and State

SCHEDULE "A"

(Non-Exhaustive List of Assigned Rights)

The Adaptation Rights and Translation Rights, i.e., the right to make changes to the Property and its characters, story elements, dialogues, scenes, etc., the right to add new or altered parts, to edit out sections or to rearrange the order or sequences in the plot, to commission co-authors to edit the Property and the right to have the Property translated into all languages.

The Film Production Rights, i.e., to use the Property, or parts thereof, for producing a motion picture (or pictures) in any language. The film production rights also encompass the right to produce re-makes and sequels.

The Right to the Use of Title, i.e., to use the title of the Property for designating the motion picture production(s).

The Rights of (Expansion) Further Development, i.e., the right to use elements of the plot, as developed by the author, or any characters and their characteristics and features contained in the Property, as well as any other ideas set forth therein, without restriction, for follow-up productions (e.g., sequels, remakes, series and for spin-offs from said series), or in connection with other productions, even if the author is not called upon to participate in the writing of the screenplays for such other productions.

The Transmission Rights, i.e., the right to render any production based on the Property accessible to the public, in whole or in part, for an unlimited number of times (runs) by way of broadcasts such as radio and television broadcasting, wire broadcasting, Hertzian waves, laser, microwaves, or similar technical devices. This applies to all possible transmission methods (for example, terrestrial transmitters, cable television, cable retransmission, satellite television, including direct broadcast satellite) irrespective of the legal form (public or private television) or of the method of financing employed by the television station (commercial or non-commercial television) or of the legal relationship between the broadcasting station and the viewer (Free TV, Pay TV, etc.). The foregoing includes the right to publicly communicate broadcasts as well as any claims to fees which may be exacted in respect of the private recording of television broadcasts.

The Theatrical Rights, i.e., the right to render any production publicly perceptible by means of technical devices irrespective of the technical design of the projection system and the visual and sound recordings. The theatrical rights relate in particular to all film formats and narrow-gauge formats (70, 35, 16, 8 mm) as well as electromagnetic (video) systems and encompass commercial and non-commercial film screenings. The foregoing includes the right to make any production publicly perceptible at fairs, sales exhibitions, festivals and similar events.

The Videogram Rights, i.e., the right to reproduce and distribute (by means of selling, hiring, lending,. etc.) any production on visual and sound recordings of all types (videograms) for the purpose of non-public exhibition. This right includes all audiovisual systems such as narrow-gauge film cassettes, video cassettes, video tapes, video discs irrespective of the technical design of the system concerned. The foregoing includes the right to make any such production available to a limited number of viewers by closed circuit (e.g., in hospitals, hotels, aircraft, ships, schools) as well as any claims for remuneration under applicable copyright laws resulting from the hiring or lending of recorded video cassettes and offering the possibility of making private recordings.

The Interactive Media Rights, i.e., the rights of exploitation in picture/sound media other than those mentioned above that allow the active influence of the recipient on the action depicted in any production. Included herein are, for example, CD-Roms, CDI, laser discs and other picture/sound media (multi-media rights) that can be played on end-user devices (e.g., personal computer(s)) designed therefor.

The "Use-On-Demand" Rights, i.e., the right to make the work available, by way of digital or alternate storage and transmission technology, to a multiplicity of users for, respectively, individual demand or reception by way of a television and/or other devices. Included in the foregoing is the right to store the work, in whole or in part, in electronic data banks, data nets or telephonic data services (ems., Internet, World Wide Web) for purposes of individual use on demand.

The Reproduction and Distribution Rights, i.e., the right to reproduce and distribute any production at the user's discretion, within the scope of the modes of use granted hereunder, on visual and sound recordings other than the ones originally employed.

The Adaptation and Dubbing Rights, i.e., the right to abridge and segment the Property and any production, as well as to combine the same with other works, to interrupt any production with advertising spots, to change the title or to adapt the Property or any production in any other way and the exclusive right to dub any production in other languages or to produce subtitled or voice-over versions thereof.

The Right to Advertise and to Use Excerpts, i.e., the authorization to use excerpts from the Property or any production for advertising purposes or to exploit the same within the framework of other productions. The foregoing includes the right to advertise any production and its comprehensive exploitation in a manner customary in the trade (Lg, on television, in movie theatres, on videograms or in printed publications) while using the author's name and likeness.

The Merchandising Rights, i.e., the right to commercially exploit the Property and any production by manufacturing and distributing products of any description which are connected with the Property or the production, including any representation of incidents, names, titles, characters, likenesses or other contexts and to advertise products and services of any description by using such elements or adapted or unadapted excerpts from the Property or the production (provided that the author shall not be represented as using, consuming or endorsing any such product).

The Publication Rights, i.e., the right to write and publish summaries and synopses of the Property as well as the right to produce, reproduce and distribute illustrated or non-illustrated books, booklets, eenae=sieips, etc. which are derived from the Property or any production either by ,repeating or narrating the contents - also in a modified or remodelled version - or in the form of photographic, drawn or painted visual representation, or the like.

The Sound Recording Rights, i.e., the right to produce, reproduce and distribute phonograph records, tape cassettes or other sound recordings which are produced on the basis of the soundtrack of any production, or by way of narrating, rearranging or otherwise adapting the contents of the Property or any production as well as the right to broadcast or publicly communicate any such sound recordings.

EXHIBIT "B"

ANNOTATION GUIDE

Annotated material should contain for each element, whether an event, setting or section of dialogue within scene, notes in the margin which provide the following information:

1.	Whether the element presents or portrays:

(a)	Fact, in which case the note should indicate whether the person's name is real, whether (s)he is alive and whether (s)he has signed a release.

(b)	Fiction, but a product of inference from fact; or

(c)	Fiction, not based on fact.

2.	Source material for the element:

(a)	Book;

(b)	Newspaper or magazine article;

(c)	Recorded interview;

(d)	Trial or deposition transcript;

(e)	Any other source.

NOTE: Source material identification should give the name of the source (i.e., New York Times article), page reference (if any) and date. To the extent possible, identify multiple sources for each element. Retain copies of all materials, preferably cross-indexed by reference to page numbers. Coding may be useful to avoid repeated, lengthy references.

Descriptive annotation notes are helpful (e.g., the setting is a hotel suite because John/Jane Doe usually had business meetings in his/her hotel suite when visiting Los Angeles - New York Times; April 1, 1981, p.8).

B-1

EXHIBIT "C"

PRODUCER'S AEUUSTED GROSS REVENUES

To Agreement between Platinum Studios 1.1.0 ('Company') and SAF B.V. ("Participant") in connection with a motion picture (including sequels. remakes. television series and other productions based thereon) (collectively, the "Picture') based upon the comic book series ("Property') entitled "Dylan Dog.'

A           Single Worldwide Distributor:

I.       General Computations:

 (a)   If the Picture is financed and distributed by a single worldwide distributor. then Producer's Adjusted Gross Revenues ("PAGR') shall mean 'Producer's Gross Receipts', as defined in paragraph Ail, less (1) the items set forth in paragraph B.I.(aXi)-(v) below, to the extent paid or payable by Company. out of the Producer's Gross Receipts received by Company or otherwise (as opposed to such items paid by the Distributor and/or Financier prior to remitting Producer's Gross Receipts to Company), and to the extent rot included in the budget of the Picture. and (2) themerchandising Distribution Fee set forth in paragraph B.IV(x).

II.  Producer's Gross Receipts:

(a)  For purpose of this section A, 'Producer's Gross Receipts" means all cash received and retained (in US dollars in the United States or in freely remittable foreign currency) by Company from any distributor, sutdistrilmor, financier, or other licensee in consideration for the option, purchase, license or other disposition of the Rights (as the term "Rights" is defined in the main agreement to which this is attached. and as opposed to any consideration or compensation (whether fixed or contingent) paid to Company, Scott Rosenberg or any other individual for their respective producer and/or executive producer services). "Producer's Gross Receipts' shall be net of any distribution fees, distribution expenses, deferments and/or participations, production casts or any other deductions made by the Distributor /Financier of the Picture prior to remising Producer's Gross Receipts to Company.

(b)  If merchandising, music, soundtrack, and/or other ancillary or allied and subsidiary rights are sold or licensed separately from the distribution rights in the Picture, then to the extent of such separate sale or license, such Producer's Gross Receipts shall be treated as set forth in Section B, below.

B    Multiple Distributors:

I.  General Computation:

(a) If the Picture is not financed and distributed by a single worldwide distributor (e.g., if the distribution rights to the Picture are licensed on a territory-byterritory, region-by-region and/or media-by-media basis and/or Company finarots the Picture though loans, equity iiIVCSCMCI0S, bridge financing, cash contributions from multiple sources or a combination thereof), then PAGR shallmean 'Producer's Gross Receipt?, as defined in paragraph B.R. less the following, deducted on a continuing basis in the following order:

(i)  'Off the Tops," as defined in paragraph B.III. below;

(ii)  'Distribution Fees.' as defined in paragraph B.IV;

(iii)  'DistributionExpenses." as defined in paragraph B.11;

(iv)  All deferments and/or participations whether fixed or contingent (if any) based upon or computed in respect of Producer's Gross Receipts to the extent not included in "Production Cost";

(v) 'Production Cost,' as defined in paragraph B.VI, with interest on the unrecouped portion thereof at the rate charged from time to time by Company's bank or other financing entity; interest shall be deducted before principal.

(b) "Breakeven" means 'Producer's Gross Receipts' less the deductions set forth in clauses (), (i), (iii) and (v) of paragraph B.l(a) above; and the deductions set forth in paragraph B.I(aXiv) which are paid or accrue prior to Breakeven.

H.Producer's Gross Receipts:

(a) Producer's Gross Receipts: For purposes of this Section B, "Producer's Gross Receipt? means all cash received and retained (in US dollars in the United States or in freely remittable foreign currency) by Company from any distributor, subdistributor, or other licensee for the right to distribute. exhibit, or otherwise exploit the Picture and the ancillary, allied and subsidiary rights therein in any media. 'Producer's Gross Receipts' shall be net of any distribution fees, sales agency fees or commissions. distribution expenses and any other deductions made by the distributor(s)/ financiers of the Picture. No advance or security deposit paid to Company by any entity shall constitute Producer's Gross Receipts until non-refundable. 'Sale" means any license, grant, or sale. Producer's Gross Receipts are subject to adjustments for refunds, rebates, credits, settlements, and discount.

(b) Outright Sale: If Company sells all or any part of Company's rights for an amount that is not computed by reference to the purchaser's revenues, then (subject to subparagraph IV(aXviii) below) Company shall cause Company's net receipts from such sale to be included in Producer's Gross Receipts, aid Participant shall have no further interest in the purchaser's revenues from the use of such rights.

III. Off the Tops: 'Off the Top? means the aggregate of the following amounts incurred by Company (determined on a continuing basis):

(i)  Taxes — Taxes, excises and imposts of any kind (and payments and expenses in contesting, compromising or settling any of them, together with any interest and penalties with respect thereto imposed by any taxing authority) on or with respect to the Picture or the associated prints, physical properties. trailers, advertising accessories or underlying literary properties, or any use or exhibition of the foregoing, or any of the Producer's Gross Receipts or the receipt, payment or remittance thereof, provided that no income or similar taxes paid by Company shall be included hereunder.

(ii)  Duties — All duties, tariffs, customs charges, import taxes and like charges paid or incurred in cormection with the Picture.

(iii)   Guild Payments — All costs incurred with respect to payments required under applicable collective bargaining agreements, including, but not limited to, employer fringe benefits, residuals, royalties and taxes payable with respect thereto, by reason of or as a condition to any exhibition of the Picture, or any part thereof, or any use or reuse thereof for any purpose or in any media whatsoever.

(iv)   Conversion Costs — All casts arxl expenses associated with the conversion of foreign currency into United States dollars.

(v)   Trade Associations Dues and  Industry Assr.ssmeras — Dues, fees and contributions (to the extent reasonably allocated by Company to the Picture) payable to the MPAA, AMPTP and MPEA or any similarly constituted or substitute authorities or organizations, or their respective successors. and a reasonably allocable portion of industry assessments, including, without limitation. industry campaigns, contributions to legal fees and related overhead of counsel retained to monitor and investigate copyright infringement, and awards, settlements, judgments and legal fees and other costs incurred in connection with antitrust or similar proceedings.

(vi)       Collection Costs — All costs incurred in connection with the collection of monies-includable within the Producer's Gross Receipts, including reasonable fees of attorneys and auditors, and losses, damages or liabilities suffered or incurred by Company (or its affiliates) in the collection of such monies, whether by litigation or otherwise.
(vii)  Checking Costs — All costs incurred to check attendance and receipts at theaters in order to determine the accuracy of box office reports and to investigate unauthorized exhibition or distribution of the Picture and to determine full utilization of rights granted, whether such cons are direct expenses or an allocable portion of the aggregate general checking expenses incurred by Company in connection with the production and distribution of motion pictures.

IV.Distribution Fees:

(a) 'Distribution Fees" arc the following percentages of the applicable Producer's Gross Receipts (inclusive of the distribution fees payable to third party subdistributors and licensees; provided that if the fees payable to such third parties are higher than the following amounts, then such higher amounts shall apply):

(i)Domestic theatrical — 30%

(ii)Domestic network television — 25%

(iii)DOmestic television syndication includic Basic Cable — 35%

(iv)Domestic pay television — 25%

(v)Domestic Video — 30%

(vi)Foreign Video — 25%

(vii)Foreign outright sales described in subparagraph II(b) above — 15%

(viii)From outright sales descr[i]bed in subparagraph I1(b) above — 15%

(ix)Revenues derived from music and publishing royalties and like sources —50%

(x) If a third party exploits the merchandising rights to the Picture and/or Property (or any element thereof) 10% calculated 'at source' (i.e., 10% of the gross receipts received by such third party as opposed to Producer's Gross Receipts);or
If Company exploits such merchardisi.ng rights — 35%;

(xi)All other revenue — 50%

Notwithstanding the above distribution fee structure, if Company shall license the Picture to a subdistributor in any country or territory. Company, in its sole discretion, shall have the right to receive, at any time and from time to time, a distribution fee of 15% on the net proceeds actually received and retained by Company from such subdistributor in lieu of the distribution fees set forth in subparagraphs (i). (ii), (iii), (iv), (v), (vi). (vii), Cix) and (xi) above. If Company does not make such election, the fees set forth in said subparagraphs shall be inclusive of any distribution fees which Company shall pay to any third parties with respect to the income concerned and shall be taken on the gross receipts received by the subdistributor involved in lieu of the money received by Company from such subdistributor (i.e., in lieu of Producer's Gross Receipts). In addition, if Company also engages a sales agent to sell the Picture, then any sales agency fee or commission payable to such sales agent shall be deducted 'off-the-tor from Producer's Gross Receipts, and Company's distribution fee with respect to the sales made by such sales agent only, shall be reduced to an amount equal to 5% of Producer's Gross Receipts received and retained by Company.

(b) Notwithstanding subparagraph (a) above, if the first project produced based on the Property is a television series, the following percentages of the applicable Producer's Gross Receipt shall constitute Company's Distribution Fees:

(i)	For a Series initially produced for and telecast on U.S. network primetime free television — 10%

(ii)	For the initial U.S. pay television exhibition or for a U.S. network primetime free television telecast (if not initially produced and telecast therefor) — 25%

(iii)	For any U.S. free television sale other than the foregoing (including syndication and basic cable) in the U.S. — 35%

(iv)	For any sale outside of the U.S. — 40%

(v)	For any free television sale in the United States other than on a national network — 40%

(vi)	For any outright sale specified in subparagraphs II(b) — 15%

(vii)	Forany theatrical or nontheatrical direct projection sale — 40%

(xii)
If a third party exploits the merchandising rights thereto  — 10% calculated 'at source' (i.e., 10% of the gross receipts recceived by such third party as opposed to Producer's Gross Receipts); or If Company exploits such merchandising rights — 35%;

(viii)	For soundtrack, publishing or any other sale or use not specified above — 50%

V.    Distribution Expenses: 'Distribution Expenses' means all costs and expenses incurred by Company and any other costs and expenses incurred, advanced or paid by Company to or on behalf of any distributor. s-ubdistributar, other licensee or sales agent of the Picture (individually and collectively. "Distributor') in connection with the distribution and exhibition of the Picture in all media, and all mariufacmring, distribution, and other costs incurred by Company in connection with the exploitation of ancillary, allied and subsidiary rights, including but not limited to:

Any rerun, use, residual, royalty, or other payment with respect to any person or any right to the extent not included pursuant to paragraph and any payroll tax or union fringe benefit payment in connection therewith;

          Any cost in connection with the preparation, making, duplication, editing, cutting, dubbing, subtitling, possession, packing, inspection, repair, storage, protection, and shipment (such as to or from any laboratory. Distributor, or licensee, including the payment of any customs, fees, taxes, or imposts in connection therewith) or any negative or positive film materials, audio or video tape, still photograph, script, continuity sheet, or cue sheet, including but not limited In, costs of facilities, laboratory work, raw film or raw audio or video tape stock, reels, containers, and other materials or services;

(c)  Advertising, publicity.or promotion costs, allowances or other expenses.

(d)  Any agency package fee or commis-stet;

(e) Any tax levied upon, payable with respect to, or arising in connection with the exploitation, use, distribution, revenues, or materials of the Picture, including, but not limited to, sales, Producer's Gross Receipts, turnover, withholding, remittance, excise, use, and personal property or similar taxes, to the extent not included pursuant to paragraph B.111(i), but excluding any net income, corporate, franchise or excess profits tax;

(f) Any cost of converting, transmitting, or remitting currency to the extent riot included pursuant to paragraph B.1110v);

(g) Any cost of collecting money from, checking the receipts or costs of auditing any Distributor to the extent not included pursuant to paragraph 13.111(vi);

(h) Any cost in connection with any claim brought by or against any Distributor or licensee to the extent not included pursuant to paragraph B.E1(vi);

(i)  Any amount charged to Company by any Distributor;

(j) Any governmental fee or the cost of any governmental license or permit, including, but not limited to, those required for import, export, licensing, exhibition, or censorship, or the cost of contesting any of the same or any other regulation or law affecting the Picture;

    (k)  Any cost of obtaining. maintaining, protecting, or registering any intangible rights, including, but not limited DI copyrights. trademarks, and trade names, in connection with the Picture. Cost of protecting the Picture, or any materials in connection with the Picture, physically or from legal encumbrance, by security measures, legal action, or otherwise;

  (m)  Any legal and accounting fees or court costs in connection with the Picture;

  (n)  Any cost of errors-and-omissions insurance or insurance covering physical materials; and

  (o) Trade association dues and assr'ssmenu, and support payments to industry academies or institutions to the extent rot included pursuant to paragraph B.B1(v).

 (p) Any fees, commissions, costs and expenses in connection with the marketing, distribution, sale, license or manufacmre of merchandising and other ancillary, allied and subsidiary rights.

VI.    Production Cost: 'Production Cost" means all costs and expenses in connection with 'Production' (which  is deemed to include the development, pre-prcdoation, production, and post-production of the Picture), including, without limitation:

 (a) Any cost of a type listed in paragraph B.V if incurred in COODCal011 with Production rather than distribution (it being understood that any particular item included in Production Cost may not also be included a second time as a second time as a Distribution Expense);

(b) Any cost for the right to use or purchase facilities, equipment, materials or services ('above the line,' 'below the line,' or other) intended to be used in connection with Production;

(c)  Any cost of writing, or of rights to use underlying literary, artistic, musical, or intellectual property or materials, intended to be used in connection with the Picture; together with all executive or creative royalties payable with respect thereto;

(d)  Any financing costs find fees;

 (e) Individual producer and/or executive producer fees (whether fixed or contingent) payable to Company, Scott Rosenberg, or any other individual for their distinguished from overhead; to determine all terms of each agreement, if any, for the distribution of Picture, or the exploitation of subsidiary rights, including, but not limited to, all terms affecting time, place, medium, frequency of use, and payment; to settle any claim with aspect to any such agreement or with respect to the Picture; to retain reasonable portions of PAGR as reserves for contingent, uncomputed, or retroactive debts; and to commingle funds applicable to payments hereunder with other funds owned or held by Company. Company makes no representation or warranty with respect to Company's efforts in connection with the distribution of the Picture or exploitation of subsidiary rights, or that such distribution or exploitation will result in any minimum amount of Producer's Gross Receipts or PAGR.

VIDEO DEVICES

Notwithstanding anything to the contrary in the foregoing, if Company retains the right to manufacture and distribute the Picture on video cassettes, video tapes, video discs and similar compact audiovisual devices, in any format, whether now known or hereafter devised, intended to be sold or leased to the public as a device intended primarily for 'home use (as such term is commonly understood in the motion picture industry) (collectively, 'Video Devices"),
Producer's GrossReceipts shall include an amount
determined as follows:

 1. An amount equivalent to twenty percent (20%) of the wholesale price (excluding Federal Excise Taxes, or the equivalent thereof, local taxes, if any, and standard container charges) actually received by Company for such Video Devices manufactured and sold in the United States, subject to customary proration and reductions (including, without limitation, reductions for 'sell-through' distribution of Video Devices).

2.  As to Video Devices sold outside the United States, the amount included in Producer's Gross Receipts shall be the amount referred to in subparagraph 1 above and shall be calculated, at Company's election, upon the wholesale price of such Video Devices in the country of manufacture, the United States, England, or the country of sale. The aforesaid amount shall be computed in the national currency of the country to which the wholesale price so elected applies and shall be paid at the same rate of rirrhAnge as Company is paid; provided, however, that such amounts on such Video Devices shall not be included in Producer's Gross Receipts until payment therefore has actually been received by Company in the United States (or in freely remittable foreign currency).

3.  In respect of Video Devices sold through any 'clubs' or similar sales plans and devices, the amount included in Producer's Gross Receipts shall be one-half (1/2) of that referred to in subparagraphs 1 and 2 of this exhibit depending upon where such Video Devices are sold; provided, that there shall be no amount included in Producer's Gross Receipts with respect to Video Devices given to members of such clubs as 'bonus' or 'free' Video Devices as a result of joining the club and/or purchasing a required number of Video Devices. No amount included in Producers Gross Receipts shall be computed with respect W Video Devices given away or furnished on a no charge' basis to dealers or others.

4.Company shall have the right to deduct and to reserve for returns (such returns to be self-liquidgfing) and credits of any nature, including, without limitation, those on account of one hundred percent (100%) or a lesser return privilege, defective merchandise, exchange privilege. promotional credits, errors in billing, unusual overstock and errors in shipping.

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